SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (Date of earliest event reported)      MARCH 29, 2001

                              FNB CORPORATION
           (Exact name of registrant as specified in its charter)


   VIRGINIA                  000-24141                   54-1791618
(State or other       (Commission File Number)       (IRS Employer ID or
jurisdiction of                                       Identification No.)
incorporation)


     P.O. BOX 600, CHRISTIANSBURG, VIRGINIA                 24068-0600
    (Address of principal executive offices)                (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (540) 382-4951


        (Former name or former address, if changed since last report)




ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Effective March 29, 2001, FNB Corporation (the "Corporation") or (the "Registrant") selected Brown Edwards & Company to serve as its independent public accountants for the year ended December 31, 2001. With the Audit Committee's recommendation, the Board of Directors approved the selection today. The prior independent certified public accountants, McLeod & Company ("McLeod") advised the Registrant that it would not serve as its independent public accountants for the year ended December 31, 2001.

       McLeod's report on the Corporation's consolidated financial statements during the two most recent fiscal years ended December 31, 2000 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

       During the last two fiscal years and the subsequent interim periods to the date hereof, there were no disagreements between the Corporation and McLeod on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McLeod, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

       None of the "reportable events" described in Item 304 (a)(1)(v) occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1 Letter from McLeod & Company regarding change in certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2001

                                   FNB CORPORATION, INC.


                                   BY: /s/ J. Daniel HARDY, JR.
                                       J. DANIEL HARDY, JR., PRESIDENT &
                                       CHIEF EXECUTIVE OFFICER



                                  EXHIBIT INDEX

Exhibit No.                                                        Page No.

  16.1          Letter from McLeod & Company regarding change         3
                in certifying accountant